Exhibit 99.1

Timberline Appoints Executive Chairman and Nears Completion of 2009 Surface Drill Program

October 1, 2009 – Coeur d’Alene, Idaho – Timberline Resources Corporation (NYSE Amex: TLR) (“Timberline”) announced today that Paul Dircksen has been appointed to the position of Executive Chairman of the Board. The Company is pleased to have Mr. Dircksen assume the role of Chairman as it proceeds with the development of the Butte Highlands Gold Project and continues to enact its unique business model.

Mr. Dircksen has been an integral part of the growth and history of the company. In addition to his role as Chairman, he will continue with his current responsibilities as Vice President of Exploration, which include advancing the current projects and focusing on the identification, evaluation, and acquisition of advanced-stage exploration projects with near-term production potential.  As previously announced, Timberline’s prior Chairman, John Swallow, who was instrumental in the growth of the Company and the implementation of its successful business model, stepped down earlier this month and will continue to provide input to Company management on a consulting basis.

Mr. Dircksen has undergraduate and graduate degrees in geological engineering and exploration geology from the University of Nevada Reno, Mackay School of Mines. He has over three decades of experience working in the minerals industry with a focus on the identification, evaluation, and development of mineral resource projects.  He has been part of the team responsible for the recognition and exploration of nine gold resource discoveries, six of which have become operating mines and one of which is currently in development. Mr. Dircksen has served in various positions for resource companies during his career including Senior Mine Geologist, VP Acquisition/Business Development, VP Exploration, and President.

Additionally, development and exploration continues at the Butte Highlands Gold Project.  Timberline is nearing completion of its 2009 surface drilling program, which consists of four reverse circulation drill holes totaling approximately 3,500 feet for hydrologic modeling, and five exploration core holes totaling approximately 7,500 feet.  Assay and hydrologic study results will be forthcoming in the next few weeks along with an updated resource estimate. The site is also being prepared for the construction of surface facilities and the portal which will be collared within the next month.

More information and updates are available on the company’s web site at www.timberline-resources.com.

Timberline Resources Corporation is a diversified gold company comprised of three complementary business units:  a mine in production with upcoming gold production, exploration and drilling services.  Its unique, vertically-integrated business model provides investors exposure to gold production, the “blue sky” potential of exploration, and the “picks and shovels” aspect of the mining industry.  Timberline has contract core drilling subsidiaries in the western United States and Mexico and an exploration division focused on district-scale gold projects with the potential for near-term, low-cost development.  The Company has formed a 50/50 joint venture with Highland Mining, LLC, an affiliate of Small Mine Development, LLC, at its Butte Highlands Gold Project and has begun development in 2009.  Timberline is listed on the NYSE Amex and trades under the symbol “TLR”.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties, including but not limited to the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project, and the Company’s expected operations in 2009. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2008.  Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Randal Hardy, CEO
Phone: 208.664.4859